Exhibit 99.2

Talbot Financial Corporation

Consolidated Financial Statements
For the Six Months Ended June 30, 2004

Talbot Financial Corporation
Consolidated Balance Sheets
As of June 30, 2004 and December 31, 2003
(in thousands of U.S. dollars)

	June 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$22,936	$13,367
Trust cash	10,630	11,360
Marketable securities	4,232	4,041
Accounts and other receivables	15,184	18,824
Notes receivable	405	1,357
Deferred income taxes – current	2,292	1,590
Prepaid and other current assets	—	59

Total current assets	55,679	50,598

Goodwill	11,410	11,410
Intangible assets — net	17,537	20,324
Property and equipment — net	3,692	4,057
Deferred income taxes	9,670	10,410
Other assets	93	115

Total assets	$98,081	$96,914

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Insurance company payables	$21,298	$25,216
Accounts payable and accrued liabilities	12,414	9,168
Accrued benefits	1,537	1,525
Income taxes payable to parent	1,597	1,467
Current portion of notes payable to parent	1,383	5,185
Current portion of long-term debt and capital leases	5,477	4,951
Deferred compensation liability	3,846	—

Total current liabilities	47,552	47,512

Notes payable to parent — long-term	2,900	—
Long-term debt and capital leases	5,803	8,987
Deferred revenue	62	124
Deferred compensation liability	—	3,656

Total liabilities	56,317	60,279

Contingencies (Note 3)

Shareholder’s equity
Share capital	—	—
Contributed surplus	41,319	41,033
Accumulated other comprehensive income	181	432
Retained earnings (deficit)	264	(4,830)

Total shareholder’s equity	41,764	36,635

Total liabilities and shareholder’s equity	$98,081	$96,914

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Consolidated Statements of Earnings
For the Six Months Ended June 30, 2004 and 2003
(in thousands of U.S. dollars)

	2004	2003
	(unaudited)	(unaudited)
Revenue
Commission income	$41,614	$37,951
Contingent commissions and volume overrides	9,355	8,388
Financial services commissions and fees	5,481	5,155
Other	106	78

	56,556	51,572

Expenses
Compensation and employee benefits	34,476	32,459
Facilities and equipment	3,772	3,219
Depreciation	692	650
Communications	2,463	2,801
Other operating expenses	3,560	2,652
Interest expense	437	527
Intangible asset amortization	2,782	3,203

	48,182	45,511

Net earnings before income taxes	8,374	6,061

Provision for income tax expense
Current	3,292	2,430
Deferred	(12)	(153)

	3,280	2,277

Net earnings	$5,094	$3,784

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Consolidated Statements of Shareholder’s Equity
For the Six Months Ended June 30, 2004 and 2003
(in thousands of U.S. dollars)

	2004		2003
	(unaudited)		(unaudited)
Accumulated other comprehensive income – beginning of period	$432		$(118)
Change during year	(251)	$(251)	170	$170

Accumulated other comprehensive income – end of period	$181		$52

Deficit — beginning of period	$(4,830)		$(9,032)
Net earnings	5,094	5,094	3,784	3,784

Comprehensive income		$4,843		$3,954

Retained earnings (deficit) – end of period	$264		$(5,248)

Contributed surplus – beginning of period	$41,033		$36,798
Contribution from Parent	—		4,000
Contribution of stock options by Parent	286		59

Contributed surplus – end of period	$41,319		$40,857

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2004 and 2003
(in thousands of U.S. dollars)

	2004	2003
	(unaudited)	(unaudited)
OPERATING ACTIVITIES
Net earnings	$5,094	$3,784
Items not affecting working capital
Amortization and depreciation	3,474	3,853
Deferred income taxes	40	(866)
Non-cash stock based compensation	287	59
Change in non-operating cash working capital items, net of effects of acquisitions
Trust cash	730	(1,796)
Accounts and other receivables	3,640	2,609
Notes receivables	952	(1,270)
Prepaid and other current assets	80	219
Accounts payable and accrued liabilities	(674)	294
Accrued benefits reserve	12	16
Deferred revenue	(62)	(62)
Deferred compensation liability	190	551
Income taxes payable to parent	129	862

Net cash flows from operating activities	$13,892	$8,253

INVESTING ACTIVITIES
Property and equipment — purchases	(327)	(1,199)
Purchases of investment held for sale	(437)	(883)
Purchase of subsidiaries, net of cash received	—	(3,596)

Net cash flows used for investing activities	(764)	(5,678)

FINANCING ACTIVITIES
Long-term debt – repayments	(2,658)	(2,462)
Notes payable to Parent – repayments	(901)	(1,084)
Contribution from Parent	—	4,000

Net cash flows (used for) from financing activities	(3,559)	454

Change in cash and cash equivalents	9,569	3,029
Cash and cash equivalents — Beginning of period	13,367	11,148

Cash and cash equivalents — End of period	$22,936	$14,177

(the accompanying notes form an integral part of the financial statements)

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the six months ended June 30, 2004 and 2003 (unaudited)
(in thousands of U.S. dollars, or as otherwise indicated)

1. Nature of operations and recent significant transactions

Business operations

Talbot Financial Corporation (the “Company”) is an insurance brokerage that provides a variety of property and casualty, life and health, employee benefits, investment and risk management products and services primarily in the western United States. Additionally, the Company provides training to financial institutions on the selection and distribution of investment products (including but not limited to fixed annuities, variable annuities, equities and mutual funds) through the financial institution’s branches. The Company is a wholly owned subsidiary of Safeco Corporation (the “Parent”).

2. Summary of significant accounting policies

Basis of presentation

The interim consolidated financial statements do not include all disclosures required by generally accepted accounting principles in the United States (U.S. GAAP) for annual financial statements and accordingly, should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2003. In the opinion of management, all adjustments (consisting of items of a normal recurring nature) considered necessary for a fair presentation of the accompanying financial statements have been reflected therein. These interim consolidated financial statements of the Company are expressed in United States (U.S.) dollars and have been prepared in accordance with U.S. GAAP using the same accounting principles as were used for the Company’s consolidated financial statements for the year ended December 31, 2003. These principles differ in certain respects from Canadian generally accepted accounting principles (Canadian GAAP) and, to the extent that they affect the Company, the differences are described in note 4 “Reconciliation to Canadian GAAP.” The results of operations are not necessarily indicative of the operating results for the fiscal year or any future period.

Stock based compensation

Certain employees of the Company participate in the Parent’s stock based incentive compensation plan. Prior to 2003, the Company applied Accounting Principles Board Opinion 25 (APB 25) in accounting for stock options, as allowed under SFAS 123, “Accounting for Stock-Based Compensation,” as amended. Under APB 25, the Company recognized no compensation expense related to options because the exercise price of the Parent’s stock options equaled the fair market value of the underlying stock on the date of grant.

In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” amending SFAS 123, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS 123. Effective January 1, 2003, the Company adopted the fair value method for accounting for stock options as defined in SFAS 123, using the prospective basis transition method. Under the method, the Company has recognized stock-based compensation expense for options granted, modified or settled after January 1, 2003. The parent typically grants options to employees in the second quarter of each year. Stock-based compensation expense was $441 ($287 after tax) and $90 ($59 after tax) in the consolidated statements of earnings for the six months ended June 30, 2004 and June 30, 2003, respectively.

The following table illustrates the effect on net earnings if the fair value based method had been applied to all outstanding and unvested awards for the six months ended as follows:

	June 30,	June 30,
	2004	2003
	(unaudited)	(unaudited)
Net earnings, as reported	$5,094	$3,784
Add: Stock-based employee compensation expense included in reported net earnings, net of related tax effects	286	59
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(408)	(208)

Pro forma net earnings	$4,972	$3,635

Talbot Financial Corporation
Notes to Consolidated Financial Statements

For the six months ended June 30, 2004 and 2003 (unaudited)
(in thousands of U.S. dollars, or as otherwise indicated)

3. Contingencies

In connection with various acquisitions completed through June 30, 2004, the Company may be entitled to reduce the outstanding debt obligations up to a maximum sum of approximately $3,460 based upon the acquired brokerages failing to achieve certain operating earnings targets. These “clawback” provisions are calculated on various dates through September 2006 according to the terms and conditions of each purchase agreement. Any reduction of the outstanding debt will be recorded as an adjustment to goodwill once the contingency is resolved.

In connection with one acquisition completed in May 2003, the Company may be obligated to pay cash contingent consideration up to a maximum of $2.8 million based upon the acquired brokerage achieving certain operating earnings targets. The contingent payment is payable in July 2005. Any additional consideration will be recorded as an adjustment to goodwill once the contingency is resolved. In connection with contingent consideration as of June 30, 2004 and June 30, 2003, the financial statements do not reflect a liability, as the contingency has not yet been resolved.

In the ordinary course of business, the Company and its subsidiaries are subject to various claims and lawsuits consisting primarily of alleged errors and omissions in connection with the placement of insurance. In the opinion of management, the ultimate resolution of all asserted and potential claims and lawsuits will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

4. Reconciliation to Canadian GAAP

The consolidated financial statements have been prepared in accordance with U.S. GAAP, which differs in certain respects from Canadian GAAP.

Net Earnings

There were no differences between U.S. GAAP and Canadian GAAP affecting net earnings for the six months ended June 30, 2004 and the six months ended June 30, 2003.

Shareholder’s Equity

The table below sets out the differences between U.S. GAAP and Canadian GAAP that affect shareholder’s equity at June 30, 2004 and December 31, 2003:

	June 30,	December 31,
	2004	2003
	(unaudited)

Shareholder’s equity based on U.S. GAAP	$41,764	$36,635
Adjustment to carrying value of marketable securities, net of tax of $97 – June 30, 2004; $233 – 2003	(181)	(432)

Shareholder’s equity based on Canadian GAAP	$41,583	$36,203

Under U.S. GAAP, the Company has classified all marketable securities as available-for-sale which requires the securities to be reported at fair value, with unrealized gains and losses, net of tax, reported as a separate component of shareholder’s equity. Under Canadian GAAP, such securities are reported at cost less any provision for other than temporary losses in value.

5. Subsequent event

Effective July 1, 2004, the Company was acquired by Hub International Limited.